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                                                                    EXHIBIT 10.8

                  ____________________________________________

                              EMPLOYMENT AGREEMENT
                  ____________________________________________


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 4th day of August, 1999, to be effective as of the Effective Date (as hereafter defined), by and between HWCC DEVELOPMENT CORPORATION ("Employer") and JURIS BASENS ("Employee").

                            W I T N E S S E T E T H:

     WHEREAS, Employer is a corporation, duly organized and existing under the laws of the State of Texas, and whose affiliate, HWCC-Shreveport, Inc., has entered into an agreement to manage the Hollywood Casino in Shreveport (the "Casino") and has a need for qualified, experienced personnel;

     WHEREAS, Employee is an adult individual currently residing at 1303 Bay Ridge Drive, Benton, Louisiana.

     NOW, THEREFORE, for and in consideration of the foregoing recitals, and in consideration of the mutual covenants, agreements, understandings, undertakings, representations, warranties and promises hereinafter set forth, and intending to be legally bound thereby, Employer and Employee do hereby covenant and agree as follows:

     1.   DEFINITIONS.  As used in this Agreement, the words and terms
          -----------
hereinafter defined have the respective meanings ascribed to them herein, unless a different meaning clearly appears from the context:

          (a)  "Cause"  means any of the following: (i) Employee's failure (for
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          any reason other than as the result of a Complete Disability) to perform Employee's duties under this Agreement with a reasonable degree of diligence, competence and effectiveness; (ii) Employee's engagement in any personal misconduct involving dishonesty, illegality, or moral turpitude which is materially detrimental or injurious to the business
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          interests, reputation or goodwill of Employer or Employer's
          Affiliates; (iii) Employee's engagement in any material act of dishonesty, disloyalty, or infidelity against Employer or Employer's Affiliates; (iv) Employee's breach of or other failure to perform under any of the material terms and covenants of this Agreement; (v) Employee's willful violation of any policy established by Employer with respect to the operation of Employer's business and affairs, or the conduct of Employer's employees; (vi) Employee's insubordination with respect to, or willful failure, in any material respect, to carry out all reasonable and lawful instructions issued by, the President or Chief Executive Officer of Employer; and (vii) Employee's failure to maintain in force and in good standing any and all licenses, permits and/or approvals required of Employee by the relevant governmental authorities for the discharge of the obligations of Employee under this Agreement. All determinations of the existence of "Cause," including without limitation any determination with respect to performance, reasonableness, effectiveness, materiality and injury, shall be made in good faith by the Employer's Board of Directors and shall be conclusive as to all parties.

          (b) "Complete Disability" means the inability of Employee, due to
               -------------------
          illness or accident or other mental or physical incapacity, to perform his obligations under this Agreement for a period of one hundred eighty (180) calendar days in the aggregate over a period of five hundred (500) consecutive calendar days, such "Complete Disability" to become effective upon the expiration of such one hundred eightieth (180th) day.

          (c) "Effective Date" means August 30, 1999.
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          (d) "Employee" means Employee as earlier defined in this Agreement.
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          (e) "Employer" means Employer as earlier defined in this Agreement.
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          (f) "Employer's Affiliates" means any parent, subsidiary or affiliated
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          corporation or other legal entity of Employer.

          (g) "Prior Employment" means any prior employment Employee has had
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          with either Employer or Employer's Affiliates.

     2.   PRIOR EMPLOYMENT.  Employee represents and warrants that, as of the
          ----------------
Effective Date, other than this Agreement Employee is neither a party to nor subject to any agreement governing or restricting his employment or in any way limiting his ability to perform fully and completely his duties under, and
comply with the terms set forth in, this Agreement.   Employee

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further represents and warrants that, in performing his employment duties under this Agreement, he will not violate any agreement between him and any prior employer, or any obligation imposed upon him by any federal or state statute or common-law provision relating to the disclosure of trade secrets and/or proprietary information. This Agreement supersedes and replaces any and all prior employment agreements, whether written or oral, by and between Employee, on the one side, and Employer or Employer's Affiliates, on the other side. From and after the Effective Date, Employee shall be the employee of Employer solely under the terms of and pursuant to the conditions set forth in this Agreement.

     3.   BASIC EMPLOYMENT AGREEMENT.  Subject to the terms and conditions
          --------------------------
hereinafter set forth, Employer hereby employs Employee during the Term hereinafter specified to serve in a managerial or executive capacity, under a title and with such duties not inconsistent with those set forth in Paragraph 4 of this Agreement, as the same may be modified and/or assigned to Employee by Employer from time to time.

     4.   DUTIES OF EMPLOYEE. Employee shall perform such duties assigned to
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Employee by Employer as are generally associated with the duties of Vice
President and General Manager, including but not limited to (i) the efficient and continuous operation of the Casino and its related operations; (ii) the preparation of relevant budgets and operating plans and the allocation of relevant funds; (iii) the selection and delegation of duties and responsibilities of subordinates; (iv) the direction, review and oversight of all operations and programs under Employee's supervision; and (v) such other and further duties as are assigned by Employer to Employee.

     5.   ACCEPTANCE OF EMPLOYMENT. Employee hereby unconditionally accepts the
          ------------------------
employment set forth hereunder, under the terms and conditions set forth in this Agreement.

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Employee hereby covenants and agrees that, during the Term of this Agreement,
Employee will devote the whole of his normal and customary working time and best efforts solely to the performance of Employee's duties under this Agreement.

     6.   TERM. The term of this Agreement (the "Term") shall commence on the
          ----
Effective Date and, unless sooner terminated as provided herein, expire on August 30, 2002.

     7.   SPECIAL TERMINATION PROVISIONS. Notwithstanding the provisions of
          ------------------------------
Paragraph 6 above, this Agreement and all parties' rights and obligations hereunder shall terminate upon the occurrence of any of the following events:

          (a)  the death of Employee;

          (b) the giving of written notice from Employer to Employee of the termination of this Agreement upon the Complete Disability of Employee;

          (c) the giving of written notice by Employer to Employee of the termination of this Agreement upon the discharge of Employee for Cause;

          (d) the giving of written notice by Employer to Employee of the termination of this Agreement without Cause; provided, however, that such notice must be accompanied by Employer's written tender to Employee of Employer's unconditional commitment to continue to pay to Employee the compensation set forth in Paragraph 8(a) of this Agreement, under the terms and conditions of this Agreement;

          (e) cause beyond the control of Employer and without its fault or negligence. Such causes may include, but are not limited to, acts of god or a public enemy, acts of government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, riots, freight embargoes, power outages or unusually severe weather conditions.

     8.   COMPENSATION TO EMPLOYEE. For and in complete consideration of
          ------------------------
Employee's full and faithful performance of his duties under this Agreement, Employer hereby covenants and agrees to pay to Employee, and Employee hereby covenants and agrees to accept from Employer, the following items of compensation:

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     (a)  Base Salary. Employer hereby covenants and agrees to pay to Employee,
          -----------
and Employee hereby covenants and agrees to accept from Employer, an annual base salary of Two Hundred Twenty-Five Thousand and No/100 Dollars, payable in such equal regular installments as is Employer's custom and usage. Such base salary shall be exclusive of and in addition to any other benefits which Employer, in its sole discretion, may make available to Employee, including, but not limited to, any pension plans, bonus plans, retirement plans, company life insurance plan or medical and/or hospitalization plans.

     (b)  Incentive Compensation Plan.  Employee shall be entitled to
          ---------------------------
participate in the incentive compensation plan of the Corporation. The incentive compensation will be payable by Employer to Employee in accordance with the terms of such incentive compensation plan, as such terms may be modified from time to time by Employer in its sole discretion. Notwithstanding anything to the contrary set forth in this Paragraph 8(b), (i) Employer's additional compensation under this Paragraph 8(b) will in no event be less than $8,333 per month through December 31, 2000 and (ii) for each calendar year thereafter, Employee's "target bonus" under any such plan will be no less than $150,000.

     (c)  Signing Bonus.  In consideration of Employee entering into this
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Agreement, Employee shall be entitled to a bonus of $75,000, payable on or within fourteen (14) days of the Effective Date.

     (d)  Employee Benefit Plans. Employer hereby covenants and agrees that
          ----------------------
it shall include Employee, if otherwise eligible, in any pension plans, retirement plans, company life insurance plans, medical and/or hospitalization plans, and/or any and all other benefit plans which may be placed in effect by Employer during the Term of this Agreement, as such plans may be modified by Employer from time to time in its sole discretion. Nothing in this Agreement shall require Employer to

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establish any employee benefit plan or to maintain any such plan in existence.

     (e)  Expense Reimbursement.  During the Term of this Agreement, Employer
          ---------------------
shall either pay directly or reimburse Employee for Employee's reasonable expenses incurred for the benefit of Employer in accordance with Employer's general policy regarding reimbursement, as the same may be amended, modified or changed from time to time, provided that Employee timely submits to Employer appropriate documentation of such expenses.

     (f)  Licensing Expenses. Employer hereby covenants and agrees that Employer
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shall pay all licensing fees and expenses incurred by Employee in securing and maintaining such licenses and permits required of Employee in order to perform his duties under this Agreement.

     (g)  Vacations and Holidays.  Commencing as of the Effective Date of this
          ----------------------
Agreement, Employee shall be entitled to (i) annual paid vacation leave in accordance with Employer's standard policy therefor, as such policy may be modified by Employer from time to time in its sole discretion, to be taken at such times as selected by Employee and approved by Employer, and (ii) the following paid holidays (or, at Employer's option, an equivalent number of paid days off): New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and up to three (3) additional floating holidays which vary from year to year.

     (h)  Payroll Deductions; Continued Employment Required.  All of the
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compensation provided to Employee under this Agreement shall be subject to such payroll deductions as are required by law. Except to the extent otherwise provided in Paragraph 7(d) of this Agreement, Employee's right to continue to receive the compensation set forth in this Agreement shall be expressly conditioned on Employee's remaining employed by Employer under this Agreement.

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     9.   LICENSING REQUIREMENTS.
          ----------------------

     (a) Employer and Employee hereby covenant and agree that this Agreement may be subject to the approval of the Louisiana Gaming Control Board and any other jurisdiction in which Employer or Employer's Affiliates conducts business (the "Gaming Authorities") pursuant to the provisions of the Louisiana Riverboat Economic Development and Gaming Control Act and any other applicable law and the regulations promulgated thereunder (collectively, the "Gaming Acts"). In the event this Agreement is required to be approved by the Gaming Authorities and is not so approved by the Gaming Authorities, this Agreement shall immediately terminate and shall be null and void and of no further force or effect; provided, however, should this Agreement not be approved by the Gaming Authorities, Employer and Employee shall hereby covenant and agree that, with the exception of the provisions of Paragraph 8 of this Agreement, this Agreement shall be deemed modified and amended so as to receive the appropriate approval from the Gaming Authorities.

     (b) Employer and Employee hereby covenant and agree that, in order for Employee to discharge the duties required under this Agreement, Employee may be required to hold casino key employee licenses (the "Licenses") as issued by one or more of the Gaming Authorities pursuant to the terms of the Gaming Acts and as otherwise required by this Agreement. In the event that any of the Gaming Authorities objects to the renewal of Employee's License, or any of the Gaming Authorities refuses to renew Employee's applicable License, Employer, at Employer's sole cost and expense, shall promptly defend such action and shall take such reasonable steps as may be required to secure such Gaming Authority's approval. The foregoing notwithstanding, if such Gaming Authority's refusal to renew Employee's License arises as a result of any of the events described in Paragraph 1(a) of this Agreement, Employer's obligations under this Paragraph 9 shall not be operative and Employee shall promptly reimburse Employer upon demand for any expenses incurred

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by Employer pursuant to this Paragraph 9.

     10.  CONFIDENTIALITY. Employee hereby warrants, covenants and agrees that,
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without the prior express written approval of Employer, Employee shall hold in the strictest confidence and shall not disclose to any person, firm, corporation or other entity, any and all of Employer's confidential information, including, but not limited to (i) information or other documents concerning Employer's business, customers or suppliers; (ii) Employer's marketing methods, files and credit and collection techniques and files; or (iii) Employer's trade secrets and other "know-how" or information not of a public nature, regardless of how such information came into the custody of Employee. The warranty, covenant and agreement set forth in this Paragraph 10 shall not expire, shall survive this Agreement and shall be binding upon Employee without regard to the passage of time or other events.

     11.  RESTRICTIVE COVENANT.  Employee hereby covenants and agrees that,
          --------------------
during the Term of this Agreement, Employee shall not directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, shareholder of a closely held corporation or shareholder in excess of five percent (5%) of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is in competition with the principal business activity of Employer or Employer's Affiliates in or about the State of Louisiana, including any navigable waterways which are wholly within the State of Louisiana, which are partly within the State of Louisiana and partly outside the State of Louisiana, or which form a boundary between the State of Louisiana and any other state or body politic. Employee hereby further acknowledges and agrees that the restrictive covenant contained in this Paragraph 11 is reasonable as to duration, terms and geographical area and that the

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same protects the legitimate interests of Employer and Employer's Affiliates, imposes no undue hardship on Employee and is not injurious to the public.

     12.  BEST EVIDENCE. This Agreement shall be executed in original and
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"Xerox" or photostatic copies and each copy bearing original signatures in ink shall be deemed an original.

     13.  SUCCESSION. This Agreement shall be binding upon and inure to the
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benefit of Employer and Employee and their respective successors and assigns.

     14.  ASSIGNMENT. Employee shall not assign this Agreement or delegate his
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duties hereunder without the express written prior consent of Employer thereto.
Any purported assignment by Employee in violation of this Paragraph 14 shall be
null and void and of no force or effect.   Employer shall have the right to
assign this Agreement freely; provided, however, that in the event of such an assignment by Employer and the assignee subsequently defaults under the terms of this Agreement, Employer shall remain liable for compliance with the terms of Paragraph 8 of this Agreement.

     15.  AMENDMENT OR MODIFICATION. This Agreement may not be amended,
          -------------------------
modified, changed or altered except by a writing signed by both Employer and Employee.

     16.  GOVERNING LAW. This Agreement shall be governed by and construed in
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accordance with the laws of the State of Louisiana in effect on the Effective
Date of this Agreement.

     17.  NOTICES. Any and all notices required under this Agreement shall be in
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writing and shall either hand-delivered; mailed by certified mail, return receipt requested; or sent via telecopier addressed to:

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          TO EMPLOYER:        HWCC Development Corporation
                              Two Galleria Tower, Suite 2200
                              13455 Noel Road, LB 48
                              Dallas, Texas 75240
                              Attention:  General Counsel

          TO EMPLOYEE:        Juris Basens
                              1303 Bay Ridge Drive
                              Benton, Louisiana 71006

     All notices hand-delivered shall be deemed delivered as of the date actually delivered. All notices mailed shall be deemed delivered as of three (3) business days after the date postmarked. All notices sent via telecopier shall be deemed delivered as of the next business day following the date of the confirmation of delivery. Any changes in any of the addresses listed herein shall be made by notice as provided in this Paragraph 17.

     18.  INTERPRETATION. The preamble recitals to this Agreement are
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incorporated into and made a part of this Agreement. Titles of paragraphs are for convenience only and are not to be considered a part of this Agreement.

     19.  SEVERABILITY. In the event any one or more provisions of this
          ------------
Agreement is declared judicially void or otherwise unenforceable, the remainder of this Agreement shall survive and such provisions shall be deemed modified or amended so as to fulfill the intent of the parties hereto.

     20.  DISPUTE RESOLUTION. Except for equitable actions seeking to enforce
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any of the provisions of Paragraphs 10 and 11 of this Agreement, as to which the parties expressly agree that jurisdiction shall lie solely with the 26/th/ Judicial District Court of Bossier Parish, Louisiana, and agree to submit to the personal jurisdiction of such court, any and all claims, disputes or controversies between the parties hereto arising from or otherwise relating to this Agreement or any

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alleged breach thereof, on the written demand of either of the parties hereto, shall be submitted to and be determined solely by final and binding arbitration held in New Orleans, Louisiana in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. This Agreement to arbitrate shall be specifically enforceable in any court of competent jurisdiction, and an arbitrator's award in connection with any such dispute may be enforced by any court with jurisdiction thereof.

     21.  WAIVER. None of the terms of this Agreement, including this Paragraph
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21, or any term, right or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the party to be charged therewith and in no event by reason of any failure to assert or delay in asserting any such term, right or remedy or similar term, right or remedy hereunder.

     22.  PAROL. This Agreement constitutes the entire agreement between
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Employer and Employee with respect to the subject matter hereto and this
Agreement supersedes any prior or contemporaneous understandings, agreements or undertakings by and between Employer and Employee with respect to the subject matter hereof.

     23.  CONDITION PRECEDENT. Notwithstanding anything to the contrary set
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forth in this Agreement, this Agreement and the obligations of the parties hereto are subject to the successful pricing of the first mortgage notes in the original principal amount of approximately $150 million to be issued by Hollywood Casino Shreveport and Shreveport Capital Corporation.

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     IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

                              HWCC DEVELOPMENT CORPORATION



                              By:
                                    --------------------------------
                              Name:
                                    --------------------------------
                              Title:
                                    --------------------------------


                                    /s/ JURIS BASENS
                                    --------------------------------
                                    Juris Basens

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